UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

CLEANTECH INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35002	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China	112616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0410-6129922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 1, 2012, CleanTech Innovations, Inc., or the Company, entered into the First Amendment to the Loan Agreement and Promissory Note, or the First Amendment, to the Loan Agreement between the Company and NYGG (Asia), Ltd., dated December 13, 2010, and the related $10,000,000 Promissory Note of the Company, dated December 13, 2010, or the Note, extending the maturity date of the Note from March 1, 2012, to March 1, 2013, and, effective March 1, 2012, changing the interest rate to 8.5% per annum, payable quarterly in advance.  All other terms of the Loan Agreement and Note remain the same. The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment attached hereto as Exhibit 10.28.

Item 2.03 Creation of a Direct Financial Obligation

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.28	First Amendment to the Loan Agreement and Promissory Note between NYGG (Asia), Ltd. and CleanTech Innovations, Inc., dated March 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANTECH INNOVATIONS, INC.
(Registrant)
Date:	March 2, 2012	By:	/s/ Bei Lu
		Name:	Bei Lu
		Title:	Chief Executive Officer